EXHIBIT 99.1
               ANTs software inc. Names Richard LaBarbera to Board

  Industry Veteran to Provide Guidance for Succeeding with Transformational New
                           Database Management System


BURLINGAME, Calif., November 12, 2004 -- ANTs software inc. (OTCBB:ANTS), a developer of high-performance SQL database management systems, today announced the appointment of Richard LaBarbera to its board of directors. An industry veteran, Mr. LaBarbera served as Sybase's senior vice president and general manager for its enterprise solutions division, with direct responsibility for product development, worldwide sales, support, education and global professional services functions. The enterprise solutions division was responsible for more than $800 million of Sybase revenue. With more than 30 years of experience in technology, Mr. LaBarbera will be a valuable asset to the ANTs management team as it brings the ANTs Data Server and future products to market success.

"Having completed extensive due diligence on the technology and market prospects for ANTs software, I am pleased to join the board of directors," said Mr. LaBarbera. "The ANTs Data Server enables a new generation of strategic, real-time business applications that will transform organizations' abilities to respond to changing markets."

Mr. LaBarbera currently serves as an advisor and executive consultant to numerous technology companies including Xinify, Value Stream Group, Front Range Solutions and Echopass. Previously he was president of Niku Corporation, a leading provider of IT management and governance solutions and winner of the Gartner "Best Vendor" award for excellence in Project Portfolio Management.

Prior to Niku, he held positions with significant responsibility at IBM, Storage Technology, Siemens/Siemens Pyramid and Amdahl where he served as vice president, worldwide services with responsibility for support, education and consulting services. Mr. LaBarbera holds an MBA from Georgia State University.

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"We are delighted that Richard has accepted our invitation to join the ANTs board of directors," said Francis Ruotolo, board chairman and chief executive officer of ANTs. "We enthusiastically look forward to sharing in his extensive knowledge, experience and success in growing successful companies in the enterprise software market."

ANTs Data Server
The ANTs Data Server is based on a breakthrough, high-performance SQL query execution engine that incorporates innovative, lock-free operations. Designed for high-availability applications, the ANTs Data Server includes disaster recovery capabilities such as replication and failover with automatic recovery. The ANTs Data Server can be deployed on servers running numerous operating systems including: Linux by Red Hat and Novell/Suse, Windows by Microsoft Corporation and Solaris by Sun Microsystems, Inc. High-performance database operations for business intelligence analytics, reporting, online trading and reservations, e-commerce, and transaction processing applications can be deployed on fewer, low-cost servers with dramatically lower license fees and administrative costs.

About ANTs software inc.
ANTs software inc. (OTCBB:ANTS), based in Silicon Valley, California, develops high-performance data management software that delivers unparalleled performance for heavy workload applications. The company's mission is to help customers reduce hardware, software, and development costs by providing exceptional database performance. For more information on ANTs software, visit www.antssoftware.com.

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This press release is neither an offer to sell nor a solicitation of offers to purchase securities. This press release contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results; that it will produce a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-QSB for the quarter ended June 30, 2004. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.